UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      October 20, 2015

Bar Harbor Bankshares

(Exact Name of Registrant as Specified in Its Charter)

Maine

(State or Other Jurisdiction of Incorporation)

001-13349

01-0393663

(Commission File Number)

(IRS Employer Identification No.)

               P.O. Box 400

Main Street, Bar Harbor, ME

04609-0400

(Address of Principal Executive Offices)

(Zip Code)

(207) 288-3314

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Explanatory Note Item 8.01 Other Events Item 9.01 Financial Statements and Exhibits	Page 1 Page 1 Page 1
Signatures Exhibit Index	Page 1 Page 2

Explanatory Note: Bar Harbor Bankshares (“the Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to correct an error which occurred in the filing of the Company’s  Current Report on Form 8-K, Item 8.01, Other Events, filed with the Commission on October 20, 2015 (the “Original Form 8-K”).  The Company filed its Original Form 8-K to announce a quarterly cash dividend under Item 8.01.  In the process of filing the Original Form 8-K the Company inadvertently attached the wrong Form 8-K to the Exhibit 99.1 Press Release.  This Amendment No. 1 is being filed with the Commission to correct and replace the Original Form 8-K with correct filing information.

No other changes are made to the Original Form 8-K.

ITEM 8.01

OTHER EVENTS

Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) issued a press release on October 20, 2015, announcing that the Company’s Board of Directors declared at its meeting held on October 20, 2015, a quarterly cash dividend of 26.0 cents per share of common stock, representing an increase of 0.5 cents, or 2.0% compared with the prior quarter, and an increase of 2.5 cents or 10.6% compared with the fourth quarter of 2014. The dividend will be payable to all shareholders of record as of the close of business November 13, 2015 and will be paid on December 15, 2015. A copy of the Company’s press release is filed with this current report as an exhibit.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

      Exhibits No. Description

99.1

Copy of Company’s press release dated October 20, 2015 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Form 8-K/A, Amendment No. 1, to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 21, 2015

BAR HARBOR BANKSHARES

/s/ Gerald Shencavitz

Gerald Shencavitz

EVP & Chief Financial Officer

EXHIBIT INDEX

99.1   Press Release dated October 20, 2015